NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182021
Columbus, OH 43218-2021
1-877-877-2716

Nationwide Portfolio Innovator[SM]
Designed for Envestnet
Application for
Individual Single Purchase Payment
Immediate Fixed Income Annuity

1. Option Information - Account Phase

1a. Account Registration Type *Must specify by checking a box.*

☐ Non-Qualified ☐ SEP IRA ☐ IRA
☐ SIMPLE IRA ☐ Roth IRA

1b. Account to be Guaranteed

Approximate Amount: $

Custodial Account Number: (This is the account where the assets to be insured are held.)

For IRA accounts owned by clients who will be 70 1/2 or older this calendar year, please provide the following information for the Internal Revenue Service (IRS) Required Minimum Distribution:

The December 31 value of this IRA last year: $

The total amount of withdrawals taken for this IRA so far this calendar year: $

2. Parties to the Contract *Please print.*

2a. Contract Owner *(Contract Owner must be age 85 or younger.)*

First Name: MI: Last Name:

Employer/Trust Name (if applicable):
(Additional forms required. Please see the New Business enrollment packet.)

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID:

Street:

City: State: ZIP:

2b. Joint Contract Owner *(Joint Owner must be age 85 or younger.) Limited to spouses except in HI, NY and VT.*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

2c. Annuitant *Same as owner unless owned by a Custodian or a Trust. Complete only if different than Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

3. Spousal Continuation Option

Please select one Option. *If an Option is not elected, Nationwide will default to NOT electing this Option. If this Option is elected, please provide your spouse's information.*

☐ I elect this option

By electing the Spousal Continuation Benefit, you are accepting a lower guaranteed Lifetime Withdrawal Percentage. (Both spouses must be age 85 or younger.) Please note that the ability to begin Guaranteed Lifetime Withdrawals is based on the age of the younger spouse.

☐ I DO NOT elect this option *(This option can NOT be added at a later date.)*

3a. Spousal Information/Co-Annuitant

(Must be age 85 or younger.) With Spousal Continuation, both spouses will be primary beneficiaries.

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

Address: ☐ Same address as owner Street: ____

City: ____ State: ____ ZIP: ____

4. Models Invested In

Select only ***one*** model. You must remain in this model for the duration of this Option unless and until you have reached the minimum account value before the withdrawal start date.

☐ PMC Select Portfolio – Conservative

☐ PMC Select Portfolio – Conservative Growth

☐ PMC Select Portfolio – Moderate

☐ PMC Select Portfolio – Moderate Growth

☐ PMC Select Portfolio – Conservative (with Municipals)

☐ PMC Select Portfolio – Conservative Growth (with Municipals)

☐ PMC Select Portfolio – Moderate (with Municipals)

☐ PMC Select Portfolio – Moderate Growth (with Municipals)

☐ SIGMA Mutual Fund Solution -- Conservative

☐ SIGMA Mutual Fund Solution -- Conservative Growth

☐ SIGMA Mutual Fund Solution -- Moderate

☐ SIGMA Mutual Fund Solution -- Conservative (with Municipals)

☐ SIGMA Mutual Fund Solution -- Conservative Growth (with Municipals)

☐ SIGMA Mutual Fund Solution -- Moderate (with Municipals)

5. State Disclosures

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

6. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Are you a U.S. Citizen? If No, Country of Citizenship** ____________

I understand the purpose and intent of this Contract is to offer benefits to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $2 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any benefits under this contact to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this individual single premium immediate fixed Contract.

I have been advised to consult with a tax professional concerning the taxation of any annuity payments that I may receive under the contract.

I understand that Nationwide may suspend or terminate any benefits under the Option if I do not keep the assets in my Account invested in an Eligible Portfolio.

I understand that I must execute an agreement with the Asset Management Company to provide the deduction and remittance of the Fee.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ____________ Date: ____________

Contract Owner's Daytime Phone Number: (   )

Contract Owner's E-mail Address: ____________

7. Registered Representative* Information

7a. Primary Registered Representative* Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Phone: (   )

E-mail:

Broker/Dealer Name:

SSN #:   –   –   (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*

7b. Additional Registered Representative* Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Phone: (   )

E-mail:

Broker/Dealer Name:

SSN #:   –   –   (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*

Affix Registered Representative label here if applicable.